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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


          Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of Earliest Event Reported):             DECEMBER 21, 2000
                                                              -----------------


                              NEMATRON CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


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
                  MICHIGAN                                 0-21142                            38-2483796
                  --------                              -------------                         ----------
(State or other jurisdiction of incorporation)     (Commission File Number)    (I.R.S. Employer Identification No.)
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              5840 INTERFACE DRIVE, ANN ARBOR, MICHIGAN       48103
              --------------------------------------------------------
              (Address of principal executive offices)      (Zip Code)

                                 (734) 214-2000
                                 --------------
                         (Registrant's telephone number)



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ITEM 5 - OTHER EVENTS.

         On November 14, 2000, Nematron Corporation and our wholly-owned subsidiary, Nematron Acquisition Corp., entered into an Agreement and Plan of Merger (the "Merger Agreement") with Optimation Technology, Inc. ("Optimation") and its three shareholders, William K. Pollock, Timothy A. Lasch, and Pollock and Lasch as Trustees of the Optimation Technology, Inc. Employee Stock Ownership Trust. The Merger Agreement provided for the merger of Nematron Acquisition Corp. with and into Optimation with Optimation continuing to operate as our wholly-owned subsidiary. The issuance of Nematron common stock in the merger was subject to approval by our shareholders and the transaction was subject to other customary conditions and approvals.

         On December 14, 2000, William Pollock informed us, without justification, that Optimation intended to breach the Merger Agreement by not proceeding with the merger. On December 18, we demanded that Optimation cease all activities inconsistent with the Merger Agreement and requested written assurances of Optimation's intent to abide by its terms. On December 21, Optimation informed us, by letter from its counsel, that it would not honor its obligations under the Merger Agreement and would not complete the proposed merger.

         Nematron's Board of Directors has not yet determined the actions it will undertake to seek to recover damages caused by Optimation's refusal to comply with the Merger Agreement and proceed with the merger.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                                                       NEMATRON CORPORATION
                                                       --------------------
                                                           (Registrant)


January 5, 2001                                      /S/   DAVID P. GIENAPP
                                                     -------------------------
                                                     Secretary, Treasurer and
                                                     Vice President - Finance
                                                     and Administration

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